Exhibit 5.1

February 29, 2016

To:

Mellanox Technologies, Ltd.

Beit Mellanox

Yokneam 20692

Israel

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as Israeli counsel for Mellanox Technologies, Ltd., an Israeli company (the “Company”), in connection with the registration statement on Form S-8 (the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “SEC”) on the date hereof pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”), covering up to an aggregate of 1,524,010 ordinary shares of the Company, par value 0.0175 NIS per share (“Ordinary Shares”), issuable upon exercise of options and Restricted Share Units under (i) EZchip Semiconductor Ltd. 2003 Amended and Restated Equity Incentive Plan, (ii) EZchip Semiconductor Ltd. 2007 U.S. Equity Incentive Plan, and (iii) Amended and Restated EZchip Semiconductor Ltd. 2009 Equity Incentive Plan (collectively, the “Assumed Plans”). Ordinary Shares issuable under the Assumed Plans shall be referred to as the “Shares”.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Assumed Plans, the Registration Statement, the Company’s Amended and Restated Articles of Association (the “Articles”), the Agreement of Merger (as amended, the “Merger Agreement”) by and among the Company, Mondial Europe Sub Ltd., a private company formed under the laws of the State of Israel and a wholly owned subsidiary of the Company and EZchip Semiconductor Ltd. (“EZChip”), and such other agreements, certificates, resolutions, minutes and other statements of corporate officers and other representatives of the Company and other documents as we have deemed necessary or appropriate as a basis for this opinion.

In rendering our opinion, we have assumed (i) the authenticity of all original documents submitted to us as certified, conformed or photographic copies thereof, (ii) the genuineness of all signatures and the due authenticity of all persons executing such documents the same to have been complete and accurate, (iii) the truth of all facts communicated to us by the Company and EZChip, (iv) the truth of all representations contained in the Merger Agreement, as re-confirmed by the Company’s and EZChip’s respective officers on the day of the closing of the Merger Agreement, and (v) that all consents, minutes and protocols of meetings of the Company’s and EZChip’s board of directors that have been provided to us are true and accurate and have been properly prepared in accordance with the Articles and all applicable laws. In addition, we have assumed that the Company will receive the full consideration for the Shares (which may consist, in part or in full, of services performed for the Company).

Members of our firm are admitted to the Bar of the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and reserved for issuance and, subject to the requisite corporate approvals will be, when issued and paid for in accordance with the terms of the Assumed Plans and the related awards and agreements, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this opinion and such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K promulgated under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Herzog Fox & Neeman
Herzog Fox & Neeman